ERNST & YOUNG LLP               Suite 3400                   Phone: 515 243 2727
                                801 Grand Avenue
                                Des Moines, Iowa 50309-2764



                         Consent of Independent Auditors








The Board of Directors and Shareholders
Principal Emerging Growth Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information - Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated January 17, 1997 on the financial statements and the financial highlights of Principal Aggressive Growth Fund, Inc., Principal Asset Allocation Fund, Inc., Principal Balanced Fund, Inc., Principal Bond Fund, Inc., Principal Capital Accumulation Fund, Inc., Principal Emerging Growth Fund, Inc., Principal Government Securities Fund, Inc., Principal Growth Fund, Inc., Principal High Yield Fund, Inc., Principal Money Market Fund, Inc., and Principal World Fund, Inc., in this Post Effective Amendment No. 13 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-14534) and this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (No. 811-5170) of Principal Emerging Growth Fund, Inc.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
December 17, 1997

Ernst & Young LLP is a member of Ernst & Young International, Ltd.